ASA Gold and Precious Metals Limited N-CSRS

Exhibit 19.(b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)

In connection with the report to shareholders included under Item 1 of the attached Form N-CSR (the “Report”) of the ASA Gold and Precious Metals Limited (the “Registrant”) on Form N-CSR to be filed with the Securities and Exchange Commission, each of the undersigned officers of the Registrant does hereby certify that, to the best of such officer’s knowledge:

1.	The Report containing the financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Report.

Dated:	July 28, 2025

/s/ Axel Merk
Axel Merk
Principal Executive Officer

Dated:	July 28, 2025

/s/ Karen Shaw
Karen Shaw
Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.